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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 March 21, 2001


Network Appliance, Inc.
495 East Java Drive
Sunnyvale, CA 94089

          Re: Network Appliance, Inc. - Registration Statement for Offering of 15,000,000 Shares of Common Stock
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Dear Ladies and Gentlemen:

     We have acted as counsel to Network Appliance, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 15,000,000 shares of the Company's common stock reserved for issuance under the Company's 1999 Stock Option Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the Plan. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan, or the shares of the Company's common stock issuable under such plan.


                                Very truly yours,

                                /s/ BROBECK, PHLEGER & HARRISON LLP

                                BROBECK, PHLEGER & HARRISON LLP